UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Commission File Number

001-34581

Kraton Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced sale of Kraton Corporation, a Delaware corporation (“Kraton” or the “Company”). On March 15, 2022, in accordance with the Agreement and Plan of Merger, dated as of September 27, 2021 (the “Merger Agreement”), by and between DL Chemical Co., Ltd. (“Parent”), DLC US Holdings, Inc. (“Intermediate Merger Subsidiary”), DLC US, Inc. (“Merger Subsidiary”), and Kraton, Merger Subsidiary merged with and into Kraton with Kraton surviving the merger as an indirect and wholly-owned subsidiary of Parent (the “Merger”).

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Credit Facilities

On March 15, 2022, in connection with the completion of the Merger, the Company caused to be repaid in full all indebtedness, liabilities and other obligations under, and terminated: (i) that certain Credit and Guarantee Agreement, dated as of January 6, 2016 (as amended and in effect), among Kraton Polymers LLC, Kraton Polymers Holdings B.V., the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as administrative agent; and (ii) that certain Second Amended and Restated Loan, Security and Guarantee Agreement, dated as of April 15, 2020 (as amended and in effect), among Kraton Polymers U.S. LLC, Kraton Chemical, LLC, Kraton Polymers Nederland B.V., the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and Bank of America, N.A., in its capacity as administrative agent, collateral agent and security trustee.

Redemption of Senior Notes

As previously reported, on January 27, 2022, Kraton Polymers LLC (“KPLLC”), and Kraton Polymers Capital Corporation (together with KPLLC, the “Issuers”), delivered full conditional notices of redemption to redeem, on February 28, 2022 (the “Original Redemption Date”), all of the Issuers’ outstanding (i) 4.25% Senior Notes due 2025 (the “2025 Notes”) under that certain indenture, dated as of December 21, 2020 (as in effect, the “2025 Notes Indenture”), by and among the Issuers, certain guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and (ii) 5.25% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Notes”) under that certain indenture, dated as of May 24, 2018 (as in effect, the “2026 Notes Indenture” and, together with the 2025 Note Indenture, the “Indentures”), among the Issuers, certain guarantors party thereto, the Trustee, Deutsche Bank AG, London Branch, as principal paying agent (the “Paying Agent”), and Deutsche Bank Luxembourg S.A., as authenticating agent, registrar, and transfer agent. The redemption of each series of Notes was conditioned upon the completion of the Merger (the “Transaction Condition”). On February 24, 2022, the Issuers delivered a notice of delay of full conditional redemption that delayed the Original Redemption Date until the date that is two business days after the delivery by the Issuers of a notice that the Transaction Condition has been satisfied or waived. The Transaction Condition was satisfied at the effective time of the Merger (the “Effective Time”) and the redemption of each series of Notes will now occur on March 17, 2022 (the “New Redemption Date”).

On March 15, 2022, in connection with the completion of the Merger, the Issuers also irrevocably deposited with the Trustee or the Paying Agent, as applicable, funds, in trust solely for the benefit of the holders of each series of the Notes, in an amount sufficient to pay the applicable redemption price on the New Redemption Date in order to satisfy and discharge their obligations under each series of the Notes and the applicable Indentures. The redemption price for the 2025 Notes is 100.0% of the principal amount of the 2025 Notes redeemed plus the Applicable Premium (as defined in the 2025 Notes Indenture) as of the New Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the New Redemption Date. The redemption price for the 2026 Notes under the 2026 Notes Indenture is 102.6250% of the principal amount of the 2026 Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the New Redemption Date.

The information set forth in the “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 15, 2022, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement. Pursuant to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive $46.50 in cash, without interest thereon and less any applicable withholding taxes (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, at or immediately prior to the Effective Time:

•

all awards of restricted stock units (including those that are performance-based), notional units and phantom units with respect to Company Common Stock that were outstanding immediately prior to the Effective Time were cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to any such award immediately prior to the Effective Time (provided that with respect to any such award that was subject to performance-based vesting conditions, such number of shares subject to the award were determined based on the actual performance of the Company as compared to the applicable performance benchmarks as of the Effective Time), multiplied by (y) the Merger Consideration.

•

each “in-the-money” option was cancelled and converted into the right to receive the excess of the Merger Consideration over the per share exercise price of such option with respect to each share of Company Common Stock subject to such award immediately prior to the Effective Time.

The description of the Merger Agreement and the Merger contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 27, 2021 and is incorporated herein by reference, as well as the description of the material terms and conditions of the Merger Agreement described in the definitive proxy statement filed on Schedule 14A by the Company with the SEC on November 4, 2021, in the section titled “Proposal 1: Approval and Adoption of the Merger Agreement – The Merger Agreement.”

The information set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 8, 2022, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the parties to the Merger Agreement expected to consummate the Merger on March 15, 2022 and requested that the trading of Company Common Stock on the NYSE be suspended prior to market open on March 15, 2022, and that the listing of Company Common Stock on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to report the delisting of Company Common Stock from the NYSE and to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC, requesting termination of registration of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Company Common Stock, approximately 10 calendar days from the date hereof.

The information set forth in the “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Kraton, other than the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.

The information set forth in the “Introductory Note,” Item 2.01, Item 3.01, Item 5.01, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Merger, as of the Effective Time, a change in control of the Company occurred and the Company became an indirect and wholly-owned subsidiary of Parent.

The information set forth in the “Introductory Note,” Item 2.01, Item 3.01, Item 3.03, Item 5.02, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, all of the members of the board of directors of the Company (the “Board”) voluntarily resigned from the Board and any and all committees thereof, and the directors of Merger Subsidiary at the Effective Time, Kil Su Kim and Wonho Song, became the directors of the Company. In accordance with the terms of the Merger Agreement, effective as of the Effective Time, each of Kevin M. Fogarty, President and Chief Executive Officer, Atanas H. Atanasov, Executive Vice President, Chief Financial Officer, and Treasurer, and James L. Simmons, Senior Vice President and General Counsel, voluntarily resigned from all positions as an officer of the Company. These actions were not a result of any disagreements with Kraton on any matter related to Kraton’s operations, polices or practices.

The information set forth in the “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s then-existing Certificate of Incorporation (as amended as of September 14, 2016) and Second Amended and Restated Bylaws (as amended as of September 27, 2021) were amended and restated in their entirety. Copies of the Company’s Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 15, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated September 27, 2021, by and between DL Chemical Co., Ltd., DLC US Holdings, Inc., DLC US, Inc., and Kraton Corporation (incorporated by reference to Exhibit 2.1 to Kraton Corporation’s Current Report on Form 8-K filed with the SEC on September 27, 2021).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of the Company.*

Exhibit 3.2	Third Amended and Restated Bylaws of the Company.*

Exhibit 99.1	Press Release of Kraton Corporation, dated March 15, 2022.*

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date: March 15, 2022	/s/ Rogier M.G. Roelen
Name: Rogier M.G. Roelen
Title: General Counsel and Secretary